UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.     )

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Weyco Group, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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WEYCO GROUP, INC.

Glendale, Wisconsin

Notice of the 2024 Annual Meeting of Shareholders

To be Held May 7, 2024

The 2024 Annual Meeting of Shareholders of WEYCO GROUP, INC., a Wisconsin corporation (“we,” “our,” “us” and the “Company”), will be held on Tuesday, May 7, 2024, at 10:00 A.M. (Central Daylight Time), at the offices of the Company, 333 West Estabrook Boulevard, Glendale, Wisconsin 53212, for the following purposes:

1.	To elect seven members to our Board of Directors,
2.	To ratify the appointment of Baker Tilly US, LLP as our independent registered public accounting firm for the year ending December 31, 2024,
3.	To act on a proposal to approve the Weyco Group, Inc. 2024 Incentive Plan, and
4.	To consider and transact any other business that properly may come before the meeting or any adjournment thereof.

The Board of Directors recommends that the shareholders vote “FOR” each of the nominees for director in item 1, and “FOR” items 2 and 3 above.

Important Notice Regarding the Internet Availability of Proxy Materials for the
Shareholder Meeting to Be Held on May 7, 2024

The Proxy Statement and Notice of Annual Meeting and the 2023 Annual Report
on Form 10-K are available on our website at
https://www.weycogroup.com/home/investor.html

The Board of Directors has fixed March 15, 2024, as the record date for the determination of the common shareholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof.

The Board of Directors requests that you indicate your voting directions, sign and promptly mail the enclosed proxy for the meeting. Any proxy may be revoked at any time prior to its exercise.

If you have questions or comments, please direct them to: Weyco Group, Inc., 333 West Estabrook Boulevard, Glendale, Wisconsin 53212, Attention: Secretary. Please also contact the Secretary if you would like directions to the Annual Meeting.

By order of the Board of Directors,

JUDY ANDERSON
Secretary
Date of Notice: April 5, 2024

i

PROXY STATEMENT

INTRODUCTION

The enclosed proxy is solicited by the Board of Directors of Weyco Group, Inc. for exercise at the Annual Meeting of Shareholders to be held at the offices of the Company, 333 West Estabrook Boulevard, Glendale, Wisconsin 53212, at 10:00 A.M. (Central Daylight Time), on Tuesday, May 7, 2024, or any adjournment thereof.

The Proxy Statement and Notice of Annual Meeting of Shareholders and the 2023 Annual Report on Form 10-K are also available on our website at https://www.weycogroup.com/home/investor.html.

Any shareholder delivering the form of proxy has the power to revoke it at any time prior to the time of the Annual Meeting by filing with our Secretary an instrument of revocation or a duly executed proxy bearing a later date or by attending the meeting and electing to vote in person by giving notice of such election to our Secretary. Attendance at the meeting will not in itself constitute revocation of a proxy. Proxies properly signed and returned will be voted as specified thereon. The Proxy Statement and the proxy are being mailed to shareholders on or around April 5, 2024.

We have only one class of stock outstanding and entitled to vote at the meeting — common stock with one vote per share on each item. As of March 15, 2024, the record date for determination of the common shareholders entitled to notice of, and to vote at, the meeting or any adjournment thereof, there were 9,507,265 shares of common stock outstanding.

SECURITY OWNERSHIP OF MANAGEMENT AND OTHERS

The following table sets forth information as of the March 15, 2024 record date with respect to the beneficial ownership of our common stock determined in accordance with the rules of the SEC by each director and nominee for director, each of the named executive officers identified in the “Summary Compensation Table” herein and all current directors and executive officers as a group. Thomas W. Florsheim, Jr. and John W. Florsheim are brothers and their father is Thomas W. Florsheim. There are no other family relationships between any of our directors and executive officers. The address of each beneficial owner listed below is: 333 West Estabrook Boulevard, Glendale, Wisconsin 53212.

	Number of Shares and
	Nature of Beneficial		Percent
Name of Beneficial Owner	Ownership(1)(2)(3)		of Class(4)
Thomas W. Florsheim	559,041		5.9%
Thomas W. Florsheim, Jr.	1,574,148	(5)(6)(7)	16.5%
John W. Florsheim	976,735		10.2%
Robert Feitler	244,658		2.6%
Frederick P. Stratton, Jr.	167,950		1.8%
Brian Flannery	49,615		0.5%
Tina Chang	26,396		*
Cory L. Nettles	24,324		*
All Directors and Executive Officers as a Group (17 persons including the above-named)	3,796,485		38.9%
*	Less than 1%.

Notes:

(1)	Includes the following shares that may be acquired upon the exercise of outstanding stock options within 60 days of the record date: Thomas W. Florsheim — 12,500; Thomas W. Florsheim, Jr. — 42,400; John W. Florsheim — 42,400; Robert Feitler — 12,500; Frederick P. Stratton, Jr. — 12,500; Brian Flannery — 23,077; Tina Chang — 11,800; Cory L. Nettles — 12,500; and all directors and executive officers as a group — 243,248.
(2)	Includes the following shares of unvested restricted stock as to which the holders are entitled to voting rights: Thomas W. Florsheim — 2,500; Thomas W. Florsheim, Jr. — 4,125; John W. Florsheim — 4,125; Robert Feitler — 2,500; Frederick P. Stratton, Jr. — 2,500; Brian Flannery — 2,150; Tina Chang — 2,500; Cory L. Nettles — 2,500; and all directors and executive officers as a group — 43,550.
(3)	Except as stated in footnote 2 above, the specified persons have sole voting power and sole dispositive power as to all shares indicated above, except for the following shares as to which voting and/or dispositive power is shared:

Thomas W. Florsheim	544,041
Thomas W. Florsheim, Jr.	742,284
John W. Florsheim	568,999
Frederick P. Stratton, Jr.	50,300
All Directors and Executive Officers as a Group	1,905,624

(4)	Calculated on the basis of 9,507,265 outstanding shares of our common stock on the record date plus shares that can be acquired upon the exercise of outstanding stock options within 60 days of the record date, by the person or group involved.
(5)	Includes 72,575 shares that Thomas W. Florsheim, Jr. is deemed to beneficially own as the sole trustee of grantor retained annuity trusts (“GRATs”) created by Thomas W. Florsheim (his father).

(6)	Includes 72,575 shares that Thomas W. Florsheim, Jr. is deemed to beneficially own as the sole trustee of GRATs created by Nancy P. Florsheim (his mother).
(7)	Includes 181,623 shares that Thomas W. Florsheim, Jr. is deemed to beneficially own as the sole trustee of a family trust created by John W. Florsheim (his brother).

The following table sets forth information as of December 31, 2023, with respect to the beneficial ownership of our common stock by those persons, other than those reflected in the above table, known by us to own beneficially more than five percent (5%) of our outstanding common stock.

		Amount and
		Nature of
		Beneficial
Name and Address of Beneficial Owner		Ownership	Percent
(1)	Dimensional Fund Advisors LP 6300 Bee Cave Road Building One Austin, Texas 78746	546,527	5.8%

Note:

(1)	The above information is based on the Schedule 13G/A statement filed by Dimensional Fund Advisors LP (“Dimensional Fund Advisors”) in February 2024. These securities are owned by various individual and institutional investors. Dimensional Fund Advisors serves as an investment advisor with power to direct investments and/or sole power to vote the securities. Dimensional Fund Advisors reported sole voting power with respect to 535,155 shares and sole dispositive power with respect to 546,527 shares. For the purposes of the SEC’s reporting requirements, Dimensional Fund Advisors is deemed to be a beneficial owner of such securities; however, in the Schedule 13G/A, Dimensional Fund Advisors expressly disclaimed beneficial ownership with respect to such securities.

ITEMS TO BE VOTED ON

Proposal One: Election of Directors

The Board of Directors currently consists of seven members. The Nominating and Corporate Governance Committee has recommended, and the Board of Directors has approved, the following nominees for reelection: Tina Chang, Robert Feitler, John W. Florsheim, Thomas W. Florsheim, Thomas W. Florsheim, Jr., Cory L. Nettles, and Frederick P. Stratton, Jr.

A majority of the votes entitled to be cast by holders of outstanding shares of our common stock, represented in person or by proxy, will constitute a quorum at the Annual Meeting. Directors are elected by a plurality of the votes cast by the holders of our common stock at a meeting at which a quorum is present. “Plurality” means that the individuals who receive the largest number of votes cast are elected as directors up to the maximum number of directors to be chosen at the meeting. Consequently, any shares not voted (whether by abstention, broker nonvote or otherwise) have no impact in the election of directors except to the extent the failure to vote for an individual results in another individual receiving a comparatively larger number of votes. Votes “against” a candidate are given no legal effect and are not counted as votes cast in an election of directors. Votes will be tabulated by an inspector at the meeting.

If any of the nominees should decline or be unable to act as a director, which is not expected, the proxies will be voted with discretionary authority by the persons named to vote in the proxy for a substitute nominee designated by the Board of Directors.

Thomas W. Florsheim, Jr. and John W. Florsheim are brothers, and their father is Thomas W. Florsheim. There are no other family relationships between any of our directors.

The Board recommends that you vote “FOR” the election of

Tina Chang, Robert Feitler, John W. Florsheim, Thomas W. Florsheim, Thomas W. Florsheim, Jr.,

Cory L. Nettles, and Frederick P. Stratton, Jr.

Information regarding the nominees, including the particular skills, qualifications and other attributes that we believe qualify each to serve on our Board, is set forth below as well as in “Board Information —  Composition of the Board of Directors.” For additional information regarding the criteria to evaluate Board membership, see “Board Information — Nomination of Director Candidates” below.

Nominees for Election for Terms Expiring in 2025

Tina Chang, Director since 2007

Chairman of Nominating and Corporate Governance Committee

Member of Audit Committee and Compensation Committee

Since 1996, Tina has served as Chairman of the Board and Chief Executive Officer of SysLogic, Inc. (an information systems consulting and services firm). Tina has served on the boards of Central States Manufacturing, Inc. since 2019, and Delta Dental of Wisconsin since January 2022. She has also served as Director of Strattec Security Corp. (a manufacturer of automotive access control products) since February 2022. Previously, Tina served as a Director and Advisor of The Private Bank — Wisconsin from 2004 to 2013.

Tina brings to the Board a strong background in business, technology, and process development in the information technology arena. With technology being a fluid and important component of business, Tina’s experience is valuable to the Board. She is also strongly involved in the local business community and with charitable organizations, and brings to the Board these varied experiences.

Robert Feitler, Director since 1964

Member of Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee

Bob Feitler previously served as a Director of TC Manufacturing Co. (a manufacturer of flexible packaging) from 1974 to 2022, and as a Director of Strattec Security Corp. until 2012. From 1968 to 1996, Bob was President and Chief Operating Officer of the Company.

Bob worked for the Company as its President and Chief Operating Officer for 28 years. His intimate knowledge of the Company and industry bring enduring value to the Board. He continues to be an active director or trustee of other private entities and he brings that experience to the Company.

John W. Florsheim, Director since 1996

John Florsheim has served as President, Chief Operating Officer and Assistant Secretary of the Company since 2002. He also has served as a Director of North Shore Bank since 2008. From 1999 to 2002, John served as Executive Vice President, Chief Operating Officer and Assistant Secretary of the Company. From 1996 to 1999, he served as Executive Vice President of the Company, and from 1994 to 1996, he served as Vice President of the Company. Prior to joining the Company in 1994, John was a Marketing Manager for M&M / Mars, Inc.

John brings to the Board 30 years of experience in the shoe industry as well as detailed knowledge of the overall operations of the Company and expertise in the areas of sales and marketing, licensing and customer relations.

Thomas W. Florsheim, Director since 1964

Tom Florsheim has served as Chairman Emeritus of the Company since 2002. Prior to that, Tom served as Chairman of the Board of the Company from 1968 to 2002, as Chief Executive Officer of the Company from 1964 to 1999, and as President of the Company from 1964 to 1968.

Tom brings to the Board a lifetime of experience in the shoe industry, including more than 30 years of leadership of the Company. Prior to his tenure at the Company, he was an executive at Florsheim Shoe Company. Through his more than 50 years of experience in the shoe industry, he brings significant expertise and depth of knowledge in every area of the shoe industry to the Company.

Thomas W. Florsheim, Jr., Director since 1996

Chairman of the Board since 2002

Tom Florsheim, Jr. has served as Chairman and Chief Executive Officer of the Company since 2002. Prior to that, Tom was President and Chief Executive Officer of the Company from 1999 to 2002, President and Chief Operating Officer of the Company from 1996 to 1999, and Vice President of the Company from 1988 to 1996. Tom has also served as a Director of Strattec Security Corp. since 2012.

Tom has worked at the Company for more than 40 years. Prior to becoming an executive of the Company, he held various managerial positions at the Company, including managing the retail division and subsequently the purchasing department. Tom’s day-to-day leadership and intimate knowledge of the Company’s business and operations provide the Board with industry-specific experience and expertise.

Cory L. Nettles, Director since 2005

Chairman of Compensation Committee

Member of Audit Committee and Nominating and Corporate Governance Committee

Cory Nettles has served as Managing Director of Generation Growth Capital, Inc. (a private equity firm) since 2007. He has also been a Director of Baird Funds, Inc. since 2008, a Director of Associated Banc-Corp since 2013, a Director of Partners for Community Impact, LLC, which is an investor in the Milwaukee Bucks, since 2016, and a Director of American Family Insurance since 2023. Cory was Of Counsel, Business Law and Government Relations at Quarles & Brady LLP (a law firm) from 2007 to 2016; he previously served as a Partner in the Business Law and Government Relations Groups at Quarles & Brady LLP from 2005 until 2007. He was also a Director and Advisor of Baird Private Equity from 2008 to 2012 and served as a Director and Advisor of The Private Bank — Wisconsin from 2007 to 2011.

Cory was Secretary of the Wisconsin Department of Commerce from 2003 to 2005. He was also a Director of the Midcities Venture Capital Fund from 2005 to 2007.

As the managing director of a private equity firm, Cory has extensive experience with mergers and acquisitions as well as financial oversight. His prior experiences provide the Company with a unique insight into the government’s interactions with businesses and a legal perspective on corporate matters. Cory is involved in many civic organizations and brings a depth of knowledge of the local business community to the Board.

Frederick P. Stratton, Jr., Director since 1976

Chairman of Audit Committee

Member of Compensation Committee and Nominating and Corporate Governance Committee

Fred Stratton has been a Director of Baird Funds, Inc. since 2004. He served as Chairman Emeritus of Briggs & Stratton Corporation (a manufacturer of gasoline engines) from 2003 to 2020, as Chairman of the Board from 1986 to 2002, and was its Chief Executive Officer from 1977 to 2001. He also formerly served as a Director of Midwest Air Group, Inc. and Wisconsin Energy Corporation and its subsidiaries, Wisconsin Electric Power Company and Wisconsin Gas LLC.

Through his many years of experience as the Chief Executive Officer of Briggs & Stratton, a large multinational manufacturing company, Fred brings extensive experience in all areas of executive management, including finance, acquisitions, relations with retailers, sales and marketing, labor relations, and international business to the Board. In addition, Fred brings his prior experience as a securities/investment analyst to the Board. Fred continues to be an active member of corporate boards, and the Company values his contributions over the years to the Board.

Proposal Two: Ratification of the Appointment of our Independent Registered Public Accounting Firm for the Year Ending December 31, 2024

Baker Tilly US, LLP has audited our financial statements since 2015. The Audit Committee appointed them as our independent registered public accounting firm for the year ending December 31, 2024. In making its decision to reappoint Baker Tilly US, LLP for 2024, the Audit Committee considered the qualifications, performance and independence of Baker Tilly US, LLP and the audit engagement team, as well as the fees charged for services provided.

We ask that you ratify the appointment of Baker Tilly US, LLP as our independent registered public accounting firm for the year ending December 31, 2024. Representatives of Baker Tilly US, LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they so desire and to be available to respond to appropriate questions.

Although not required by law to submit the appointment to a vote by shareholders, the Audit Committee and the Board believe it is appropriate, as a matter of policy, to request that the shareholders ratify the appointment of our independent registered public accounting firm for 2024.

If the appointment is not ratified, the adverse vote will be considered as an indication to the Audit Committee that it should consider selecting another independent registered public accounting firm for the following year. Even if the selection is ratified, the Audit Committee, in its discretion, may select a new independent registered public accounting firm at any time during the year if it believes that such a change would be in the Company’s best interest.

The ratification of Baker Tilly US, LLP as our independent registered public accounting firm for the year ending December 31, 2024, will be determined by a majority of the shares voting on such matter, assuming a quorum is present. Abstentions and broker non-votes will not affect this vote, except insofar as they reduce the number of shares that are voted.

The Board recommends that you vote “FOR” the ratification of the appointment of

Baker Tilly US, LLP as our independent registered public accounting firm for the year ending December 31, 2024.

Proposal Three: Approval of the Weyco Group, Inc. 2024 Incentive Plan

In March 2024, the Compensation Committee recommended, and the Board of Directors approved, the adoption of the Weyco Group, Inc. 2024 Incentive Plan (the “2024 Plan”), subject to approval of the shareholders at the 2024 annual meeting.

The purposes of the 2024 Plan are to provide a means to attract and retain talented personnel and to provide to participating directors, officers, and other salaried employees long-term incentives for high levels of performance and for successful efforts to improve the financial performance of the Company.  The 2024 Plan permits the grant of options to purchase common stock of the Company, restricted stock, restricted stock units, performance shares and cash incentive awards.  For purposes of the 2024 Plan, “restricted stock” means shares of common stock that are subject to restrictions established by the Committee (as defined below).  A “restricted stock unit” means an award granted to an individual to issue shares of common stock in the future if specific conditions established by the Committee are satisfied.  In the case of an award of “performance shares,” the Committee sets performance goals in its discretion which, depending on the extent to which they are met over the performance period, will determine the number of performance shares ultimately paid out to the grantee in the form of shares of common stock.  A "cash incentive award" means a grant agreeing to make a cash payment to an individual if specific performance goals established by the Committee are achieved.

The common stock awards under the 2024 Plan are limited to a maximum of 1,500,000 shares of common stock in the aggregate, subject to appropriate adjustments in the event the Company, among other things, declares a stock dividend, stock split, or similar change affecting the common stock.  For example, if performance shares are issued with respect to 700,000 shares of common stock, then only 800,000 shares will remain available for the purpose of making other awards under the 2024 Plan.  If any award granted under the 2024 Plan is canceled, terminates, expires or lapses for any reason, any shares subject to such award will again be available for the grant of an award under the 2024 Plan.  The following description of the 2024 Plan is qualified in its entirety by reference to the complete text set forth in Appendix A.

Vote Required for Plan

The 2024 Plan is being submitted to the shareholders for approval in order to satisfy applicable Securities and Exchange Commission (the “SEC”) and NASDAQ Stock Market (“Nasdaq”) requirements.  Holders of common stock are entitled to one vote per share with respect to the approval of the 2024 Plan.  Assuming a quorum is present at the Annual Meeting, the 2024 Plan will be approved if the votes at the Annual Meeting by the holders of shares of common stock entitled to vote voting for the 2024 Plan exceed those voting against it.  Abstentions and broker non-votes will not affect the outcome of this proposal, except insofar as they reduce the number of shares that are voted.  No options or awards have yet been granted under the 2024 Plan and the 2024 Plan will not become effective if it is not approved by shareholders.

If the 2024 Plan is approved by shareholders, no further awards will be granted under the Weyco Group, Inc. 2017 Incentive Plan (the “2017 Plan”).

Principal Features of the Incentive Plan

The 2024 Plan will be administered by a Committee designated by the Company’s Board of Directors and constituted to permit the 2024 Plan to comply with applicable provisions of Rule 16b-3 under the Securities Exchange Act of 1934 (or any successor rule) and Section 409A of the Code.  It is intended that at all times the Committee will be comprised solely of directors who are non-employee directors, as defined in Rule 16b-3. The Committee will initially be the Compensation Committee of the Board. Options may be granted to non-employee directors (currently five individuals), officers (currently twelve individuals) and salaried employees of the Company and any of its subsidiaries (currently approximately 120 individuals), in the discretion of the Committee and using criteria it determines from time to time. However, no individual may receive grants covering, in the aggregate, more than 90,000 shares in any calendar year, including options, grants of restricted stock, restricted stock units and performance shares.

Options may be incentive stock options (“ISOs”) or non-qualified stock options (“NSOs”); provided, however, that ISOs will only be granted to individuals who are employed by the Company or a parent or a subsidiary corporation of the Company.  The exercise price for any option will not be less than 100% of the fair market value of the shares on the date of grant, provided that employees owning more than 10% of the voting power of all classes of Company stock are ineligible to receive ISOs unless the exercise price is at least 110% of the fair market value on the date the option is granted and the option expires no later than five years after it is granted.  The exercise price may be paid in cash or (if approved by the Committee) by surrendering to the Company shares of common stock otherwise issuable upon exercise of an option or in shares of common stock beneficially owned for at least 6 months at the time of exercise by the optionee or the optionee’s spouse or both.  The fair market value on the date of an option grant of shares with respect to which ISOs are first exercisable during any calendar year will not exceed $100,000.

Each option granted under the 2024 Plan will be evidenced by a stock option agreement containing the terms and conditions required by the 2024 Plan and such other terms as the Committee may deem appropriate in each case. Each stock option agreement will state the period or periods of time within which an option may be exercised, as determined by the Committee. No option may be exercised more than ten years from the date of grant.  Unless otherwise specified by the Committee, no option granted under the 2024 Plan will be transferable or assignable except by last will and testament or the laws of descent and distribution.  During the optionee’s lifetime, options will be exercisable only by the optionee or by the optionee’s guardian or personal representative.

Shares of restricted stock or restricted stock units may be issued either alone or in addition to other awards granted under the 2024 Plan.  The Committee determines the individuals to whom and the times at which grants of restricted stock or restricted stock units will be made, the number of shares to be awarded, the time or times within which such awards may be subject to forfeiture or the conditions upon which shares of common stock may be granted, and any other terms and conditions of the awards.  Such grants may be conditioned upon the attainment of specified performance goals or other criteria determined by the Committee, and the provisions of restricted stock awards and restricted stock unit awards need not be the same with respect to each recipient.  The specified performance goals are based on the attainment of goals relating to one or more of the following business criteria measured on an absolute basis or in terms of growth or reduction: net income (pre-tax or after-tax and with adjustments as stipulated), earnings per share, return on equity, return on capital employed, return on assets, return on tangible book value, operating income, earnings before depreciation, interest, taxes and amortization (“EBDITA”), loss ratio, expense ratio, increase in stock price, total shareholder return, economic value added, and operating cash flow.

Shares of restricted stock will be subject to the terms and conditions set forth in Section 14 of the 2024 Plan.  Until the applicable restrictions lapse, a grantee will not be permitted to transfer or encumber shares of restricted stock, but will have the right to vote the shares.  Any cash dividends on shares of restricted stock will be accumulated by the Company and paid when and if the shares vest; provided that the Committee may elect to pay cash dividends on unvested shares currently.  Any dividends payable in stock will be paid in the form of additional shares of restricted stock.  A grantee of an award of restricted stock units, by contrast, will not be deemed the holder of any shares of common stock covered by the award, and will not have any rights as a shareholder with respect thereto, until the underlying shares of common stock are issued to him or her.  Unless otherwise provided in the applicable restricted stock agreement, all shares still subject to restriction will be forfeited upon termination of a grantee’s employment for any reason unless the Committee determines to waive such restrictions in the event of hardship or other special circumstances of a grantee whose employment is terminated (other than for cause).

Awards of performance shares may also be made under the 2024 Plan to directors, officers, and salaried employees at any time and from time to time.  Each performance share has an initial value equal to the fair market value of a share of common stock on the date of grant.  The Committee is authorized to set performance goals in its discretion which, depending on the extent to which they are met during a specified performance period, will determine the number of performance shares that will be paid out to grantees.  After the applicable performance period has ended, the grantee is entitled to receive a payout based on the number of performance shares earned over the performance period, to be determined as a function of the extent to which the corresponding performance goals have been achieved.  The payout is required to be made in a single lump sum within 45 days following the close of the performance period, in the form of shares of common stock.  Performance shares may not be sold, pledged, or transferred, other than by will or by the laws of descent and distribution, and may be exercised during the grantee’s lifetime only by the grantee or the grantee’s legal representative.

Cash incentive awards may be made under the 2024 Plan to officers and salaried employees at any time and from time to time.  The Committee is authorized to set performance goals in its discretion which, depending on the extent to which they are met during a specified performance period, will determine the amount paid to employees.  The maximum cash incentive award payable to an employee in any fiscal year may not exceed $1 million.

If the Company is dissolved or liquidated, or in the event of a merger or consolidation in which the Company is not the surviving corporation or a sale or exchange of substantially all of the assets of the Company for cash or securities of another corporation, all equity awards will be deemed fully vested, exercised and/or payable, as the case may be, and in lieu of any other transfer of shares, cash or other property, grantees will receive an amount of cash equal to the amount which would otherwise have been attained as a result of such deemed vesting, exercise and/or payment event.  In the event of a change of control as defined in the 2024 Plan, all equity awards will become immediately vested.

Awards may be granted under the 2024 Plan at any time prior to the tenth anniversary of the date that the 2024 Plan is approved by the Company’s shareholders.  On that date, the 2024 Plan will expire, except as to awards then outstanding, which will remain in effect until the options have been exercised, the restrictions on restricted stock have lapsed or the awards have expired or have been forfeited.  No awards are expected to be granted pursuant to the 2024 Plan before the 2024 Annual Meeting of Shareholders, and no allocations have been made to any person or group of persons.  The 2024 Plan may be terminated at any time by the Board of Directors except with respect to any awards then outstanding.  The Board of Directors may amend the 2024 Plan from time to time, but no such amendment may impair without the grantee’s consent any previously granted award or deprive any grantee of any shares of stock acquired through the 2024 Plan, or be made without shareholder approval where such approval would be required as a condition of compliance with Rule 16b-3 under the Securities Exchange Act of 1934.

Certain Federal Income Tax Consequences of the 2024 Plan

The following is a brief summary of the Company’s understanding of the principal income tax consequences under the Code of grants or awards made under the 2024 Plan based upon the applicable provisions of the Code in effect on the date hereof.

Nonqualified Stock Options.  An optionee will not recognize taxable income at the time an NSO is granted. Upon exercise of the NSO, an optionee will recognize compensation income in an amount equal to the difference between the exercise price and the fair market value of the shares on the date of exercise.  The amount of such difference will be a deductible expense to the Company for tax purposes.  On a subsequent sale or exchange of shares acquired pursuant to the exercise of an NSO, the optionee will recognize a taxable gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of such shares.  The tax basis will, in general, be the amount paid for the shares plus the amount treated as compensation income at the time the shares were acquired pursuant to the exercise of the option.

When the NSO exercise price is paid in delivered stock, the exercise is treated as: (a) a tax-free exchange of the shares of delivered stock (without recognition of any taxable gain with respect thereto) for a like number of new shares (with such new shares having the same basis and holding period as the old); and (b) an issuance of a number of additional shares having a fair market value equal to the “spread” between the exercise price and the fair market value of the shares for which the NSO is exercised.  The optionee’s basis in the additional shares will equal the amount of compensation income recognized upon exercise of the NSO and the holding period for such shares will begin on the day the optionee acquires them.  This mode of payment does not affect the ordinary income tax liability incurred upon exercise of the NSO described above.

Incentive Stock Options.  An optionee will not recognize taxable income at the time an ISO is granted.  Further, an optionee will not recognize taxable income upon exercise of an ISO if the optionee complies with two separate holding periods: shares acquired upon exercise of an ISO must be held for at least two years after the date of grant and for at least one year after the date of exercise.  However, the difference between the exercise price and the fair market value of the stock at the date of exercise will constitute an item includible in alternative minimum taxable income, and thereby may subject the optionee to the alternative minimum tax.  When the shares of stock received pursuant to the exercise of an ISO are sold or otherwise disposed of in a taxable transaction, the optionee will recognize a capital gain or loss, measured by the difference between the exercise price and the amount realized.

Ordinarily, an employer granting ISOs will not be allowed any business expense deduction with respect to stock issued upon exercise of an ISO.  However, if all the requirements for an ISO are met except for the holding period rules set forth above, the optionee will be required, at the time of the disposition of the stock, to treat the lesser of the gain realized or the difference between the exercise price and the fair market value of the stock at the date of exercise as ordinary income and the excess, if any, as long-term or short-term capital gain, depending upon the holding period of the shares.  (If the amount realized upon such disposition is less than the exercise price, the loss will be treated as long-term or short-term capital loss, depending upon the holding period of the shares.)  The Company will be allowed a corresponding business expense deduction to the extent of the amount of the optionee’s ordinary income.

Restricted Stock.  A grantee receiving a restricted stock award will generally recognize ordinary income in an amount equal to the fair market value of the stock at the time the stock is no longer subject to forfeiture.  While the restrictions are in effect, the grantee will recognize compensation income equal to the amount of any dividends received and the Company will be allowed a deduction for that amount.  A grantee may elect, under Section 83(b) of the Code, within 30 days of the stock grant to recognize taxable ordinary income on the date of grant equal to the excess of the fair market value of the shares (determined without regard to the restrictions) on such date over the amount, if any, paid for such shares.  The Company will generally be entitled to a deduction equal to the amount that is taxable as ordinary income to the grantee in the year that such income is taxable.

The holding period to determine whether the grantee has long-term or short-term capital gain or loss on a subsequent sale of the stock generally begins when the restriction period expires and the tax basis for such shares will generally be based on the fair market value of the shares on such date.  However, if the grantee has made an election under Section 83(b), the holding period will commence on the date of grant and the tax basis will be equal to the fair market value of shares on such date (determined without regard to the restrictions).

Restricted Stock Units and Performance Shares.  An individual who has been granted restricted stock units or performance shares will not recognize taxable income until the applicable award cycle expires and the individual is in receipt of the stock distributed in payment of the award, at which time such individual will realize compensation income equal to the full fair market value of the shares delivered.  The Company is generally entitled to an income tax deduction for any compensation income taxed to the grantee.

Cash Incentive Awards.   An individual who receives a cash incentive award will recognize ordinary income equal to the amount of cash paid, and the Company will be entitled to a corresponding deduction in the same amount and at the same time.

New Plan Benefits

Like the 2017 Plan, awards to participants under the 2024 Plan are determined by the Committee in its discretion. As a result, it is not possible to determine the benefits and amounts that will be received by any individual participant or group of participants in the future.  Because the 2024 Plan has not yet been approved, there are no historical data to report. If the 2024 Plan had been in place over the prior fiscal year, awards to participants would have been substantially similar to those awarded under the 2017 Plan. The option and restricted share grants shown in the table below were made during the Company’s fiscal year ended December 31, 2023, pursuant to the Weyco Group, Inc. 2017 Incentive Plan for (i) our

executive officers, (ii) the Company’s non-employee directors (in aggregate), and (iii) the Company’s employees who are not executive officers (in aggregate).

Name and Position	Dollar Value ($)(1)	Number of Units
		Options	Restricted Stock
Thomas W. Florsheim, Jr., Chairman and Chief Executive Officer	$85,095	7,000	1,500
John W. Florsheim President, Chief Operating Officer and Assistant Secretary	$85,095	7,000	1,500
Brian Flannery Vice President, and President of Stacy Adams Brand	$46,489	3,900	800
Executive Officers as a Group	$628,310	47,700	12,100
Non-Executive Director Group	$244,975	17,500	5,000
Non-Executive Officer Employee Group	$830,294	84,000	10,600
Total	$1,703,579	149,200	27,700

Note:

(1)	The dollar value is computed in the same manner as used in the Summary Compensation Table below.

Equity Compensation Plan Information

The following table shows information as of December 31, 2023, as to securities subject to then-issued awards, and available for issuance of future awards, under Company compensation plans.

			Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Plan category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders	967,217	$26.22	91,625
Equity compensation plans not approved by security holders	-	-	-
Total	967,217	$26.22	91,625

The Board recommends that you vote “FOR” the approval of the Weyco Group, Inc. 2024 Incentive Plan.

BOARD INFORMATION

Composition of the Board of Directors

The Board of Directors currently has seven members. The number of directors may be increased or decreased from time to time by amending the applicable provision of the Bylaws, but no decrease shall have the effect of shortening the term of an incumbent director.

Directors Skills and Diversity Matrix

The matrix below summarizes, as of April 5, 2024, certain key skills, experiences, qualifications, and attributes that our directors and director nominees bring to the Board to enable effective oversight. This matrix is intended to provide a summary of the directors’ qualifications and is not a complete list of each director’s strengths or contributions to the Board. Additional details on each director’s skills, experiences, qualifications, and attributes are set forth in their biographies.

	Tina	Robert	John W.	Thomas W.	Thomas W.	Cory L.	Frederick P.
	Chang	Feitler	Florsheim	Florsheim	Florsheim, Jr.	Nettles	Stratton, Jr.
Skills and Experience
Executive Leadership	X	X	X	X	X	X	X
Business Development & Strategy	X	X	X	X	X	X	X
Technology / Cybersecurity	X
Sales, Marketing & Brand Management			X	X	X		X
Finance or Accounting	X	X	X		X	X	X
Legal or Regulatory		X				X
Operations	X	X	X	X	X	X	X
Public Company Board Service	X	X			X	X	X
Independence	X	X				X	X
Demographics
Age	52	93	60	93	66	54	85
Gender identity(1)	F	M	M	M	M	M	M
African American						X
Asian	X
Caucasian		X	X	X	X		X
LGBTQ+
(1)	M — Male F — Female

We believe the diversity of experiences and qualifications represented by our directors is important to our success. The skills and experience categories in the table above are more fully described as follows:

Attributes and Experience of Director / Director Nominees
Executive Leadership	Directors who have served as a founder, CEO or CEO-equivalent, COO, senior executive or business unit leader of a company with a deep understanding of company offerings and industry

Business Development & Strategy	Directors with experience in strategic planning, mergers and acquisitions, growth strategies or business expansion

Technology / Cybersecurity	Directors with extensive experience in software products, services, engineering or development, computer science, information technology, cybersecurity or technology research and development

Sales, Marketing & Brand Management	Directors with specific and extensive career experience focusing on sales management, marketing campaign management, marketing/advertising products and services or public relations

Finance or Accounting

Directors with a deep understanding of finance, accounting principles and methodologies, financial reporting, financial management, capital markets, financial statements, audit processes and procedures or internal controls

Legal or Regulatory

Directors with governmental policy, legal knowledge or experience with compliance and regulatory issues within a public company or a regulatory body, including any individual who has a CPA, JD, or significant CFO experience

Operations	Directors having expertise in business operations management, supply chain management, integration or distribution

Public Company Board Service	Directors who currently serve, or have served, on other public company boards

Meetings

The Board of Directors held four meetings during 2023. All members of the Board of Directors attended at least 75% of the aggregate of the number of meetings of the Board and each committee of the Board on which they served. Our policy is that all directors should attend the Annual Meeting of Shareholders. All Board members attended the Annual Meeting held on May 2, 2023. In accordance with Nasdaq rules, our independent directors have periodic meetings at which only independent directors are present.

Director Independence

Each year, the Board reviews the relationships that each director has with the Company. Only those directors who the Board affirmatively determines have no relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, and who do not have any of the categorical relationships that preclude a determination of independence under the Nasdaq listing standards, are considered to be independent directors.

In accordance with the applicable Nasdaq rules, the Board has determined that the following directors qualify as independent directors: Tina Chang, Robert Feitler, Cory L. Nettles, and Frederick P. Stratton, Jr. The Board concluded that none of these directors possessed the categorical relationships set forth in the Nasdaq standards that preclude a determination of independence, and that none of them has any other relationship that the Board believes would interfere with the exercise of their independent judgment in carrying out the responsibilities of a director. The Nominating and

Corporate Governance Committee, Compensation Committee, and Audit Committee are comprised solely of directors who have been determined to be independent.

Board Leadership Structure and Role in Risk Oversight

We combine the positions of Chairman of the Board of Directors and Chief Executive Officer. Our management and Board of Directors currently believe that the Chief Executive Officer’s direct involvement in the day-to-day operations of the Company makes him best positioned to lead Board discussions of our short-term and long-term objectives and helps ensure proper oversight of the Company’s risks. Additionally, our Board structure provides oversight by our independent directors. As previously disclosed, the independent directors meet periodically without any members of management present. In addition, each of the Board’s standing committees is chaired by an independent director and is comprised solely of directors who are independent. The Board has not appointed an independent lead director.

Our Board of Directors plays a role in the oversight of risks that could potentially affect the Company, including risks related to cybersecurity and data security. The Board’s Audit Committee fulfills the formal responsibility of financial risk oversight as disclosed in its charter, which is available on our website. The Audit Committee meets periodically with management to review our major financial risk exposures and the steps management has taken to monitor and control such exposures. The Nominating and Corporate Governance Committee is responsible for the evaluation of risk as it relates to corporate governance, and the Compensation Committee is responsible for the evaluation of risks related compensation matters.

Shareholder Communications with the Board

Shareholders wishing to communicate with the Board of Directors or with a particular Board member should address communications to the Board or to a particular Board member, c/o Secretary, Weyco Group, Inc., 333 West Estabrook Boulevard, Glendale, Wisconsin 53212. All communications addressed to the Board or to a particular director or committee will be relayed to that addressee. From time to time, the Board may change the process through which shareholders communicate with the Board. Please refer to our website at www.weycogroup.com for changes in this process.

Nomination of Director Candidates

The Nominating and Corporate Governance Committee has established the following Guidelines and Criteria for Nomination of Director Candidates:

●	The Committee will review each candidate’s qualifications in light of the needs of the Board and the Company, considering the current mix of director attributes and other pertinent factors (specific qualities, skills and professional experience required will vary depending on the Company’s specific needs at any point in time).
●	The Committee will consider the diversity of the existing Board, so that the Board maintains a body of directors from diverse professional and personal backgrounds.
●	There will be no differences in the manner in which the Committee evaluates candidates recommended by shareholders and candidates identified from other sources.
●	Any nominee should be an individual of the highest character and integrity and have an inquiring mind, vision and the ability to work well with others.
●	Any nominee should be free of any conflict of interest which would violate any applicable law or regulation or interfere with the proper performance of the responsibilities of a director.
●	Any nominee should possess substantial and significant experience which would be of value to the Company in the performance of the duties of a director.

●	Any nominee should have sufficient time available to devote to the affairs of the Company in order to carry out the responsibilities of a director.
●	To recommend a candidate, shareholders should write to the Nominating and Corporate Governance Committee, Weyco Group, Inc., 333 West Estabrook Boulevard, Glendale, Wisconsin 53212, via certified mail. The written recommendation should include the candidate’s name and address, a brief biographical description and statement of qualifications of the candidate and the candidate’s signed consent to be named in the Proxy Statement and to serve as a director if elected.
●	To be considered by the Committee for nomination and inclusion in our Proxy Statement for the 2025 Annual Meeting, the Committee must receive shareholder recommendations for directors no later than December 2, 2024.

From time to time, the Board may change the process through which shareholders may recommend director candidates to the Nominating and Corporate Governance Committee. The Company has not received any shareholder recommendations for director candidates with regard to the election of directors covered by this Proxy Statement or otherwise.

Committees

Our Board of Directors formerly had three standing committees: the Executive Committee, the Corporate Governance and Compensation Committee and the Audit Committee. However, in March 2024, in connection with its regular review of the committees and related charters, the Board of Directors elected to dissolve the Executive Committee and split the Corporate Governance and Compensation Committee into two separate committees.  Therefore, effective March 5, 2024, the Board of Directors has the following three standing committees: the Nominating and Corporate Governance Committee, the Compensation Committee, and the Audit Committee. Duties and responsibilities of the former Executive Committee will be delegated to these three standing committees going forward.

Nominating and Corporate Governance Committee

We are committed to conducting our business with the highest standards of business ethics and in accordance with all applicable laws, rules and regulations, including the rules of the SEC and Nasdaq on which our common stock is traded. In addition to Nasdaq rules and applicable governmental laws and regulations, the framework for our corporate governance is provided by: (a) our Articles of Incorporation and Bylaws; (b) the charters of our board committees; and (c) our Code of Business Ethics.

The Nominating and Corporate Governance Committee is responsible for various matters related to corporate and board governance. The principal functions of the Nominating and Corporate Governance Committee are: (1) to assist the Board by identifying individuals qualified to become members of the Board and its Committees, and to recommend to the Board the director nominees for the next Annual Meeting of Shareholders; (2) to recommend to the Board the corporate governance guidelines applicable to the Company, including changes to those guidelines as appropriate from time to time; (3) to lead the Board in its periodic reviews of the Board’s performance; and (4) to communicate to shareholders regarding these policies and activities as required by the SEC and other regulatory bodies. The Nominating and Corporate Governance Committee Charter and the Guidelines and Criteria for Nomination of Director Candidates are available on our website at weycogroup.com.

The Nominating and Corporate Governance Committee also reviews the procedures, the effectiveness and the performance of the Board as a whole, the individual directors and the Board committees, as well as its own performance. The Board of Directors has determined that each of the members of the Nominating and Corporate Governance Committee (Tina Chang, Robert Feitler, Cory L. Nettles and Frederick P. Stratton, Jr.) is independent, as defined in the current listing standards of Nasdaq and the SEC rules relating to such committees. There were no meetings of the Nominating and Corporate Governance Committee in 2023, as such committee was newly formed on March 5, 2024. There were four meetings of the former Corporate Governance and Compensation Committee held in 2023.

Code of Business Ethics

Our Code of Business Ethics sets forth ethical obligations for all employees, officers and directors, including those that apply specifically to directors and executive officers, such as accounting and financial reporting matters. Any waiver of the Code of Business Ethics requires approval of the Board of Directors or of a committee of the Board. Our Code of Business Ethics is available on our website at weycogroup.com. If any substantive amendment is made to the Code, the nature of the amendment will be disclosed on our website or in a current report on Form 8-K. In addition, if a waiver from the Code is granted to an executive officer or director, the nature of the waiver will be disclosed in a current report on Form 8-K.

Compensation Committee

The Compensation Committee is responsible for matters involving compensation of the Company’s non-employee directors and executive officers. The principal functions of the Compensation Committee are: (1) to establish, subject to approval of the full Board, compensation arrangements for our executive officers; (2) to administer our equity incentive and other compensation plans, and approve the granting of equity awards to our officers and other key employees; and (3) to communicate to shareholders regarding these policies and activities as required by the SEC and other regulatory bodies.

The Compensation Committee also establishes compensation arrangements for senior management and administers the granting of stock-based awards to our officers and other key employees. The charter of the Compensation Committee is available on our website at weycogroup.com. The Board of Directors has determined that each of the members of the Compensation Committee (Tina Chang, Robert Feitler, Cory L. Nettles and Frederick P. Stratton, Jr.) is independent, as defined in the current listing standards of Nasdaq and the SEC rules relating to such committees.  There were no meetings of the Compensation Committee in 2023, as such committee was newly formed on March 5, 2024. There were four meetings of the former Corporate Governance and Compensation Committee held in 2023.

Audit Committee

The Audit Committee of the Board of Directors is responsible for providing independent oversight of our financial statements, internal controls, and the financial reporting process, as well as the annual independent audit of our financial statements. A copy of the charter of the Audit Committee is available on our website at weycogroup.com. The Board of Directors has determined that each of the members of the Audit Committee (Frederick P. Stratton, Jr., Tina Chang, Robert Feitler, and Cory L. Nettles) is independent, as defined in the current listing standards of Nasdaq and SEC rules relating to audit committees. This means that, except in their roles as members of the Board of Directors and its committees, they are not affiliates of the Company, they receive no consulting, advisory or other compensatory fees directly or indirectly from the Company, they have no other relationships with the Company that may interfere with the exercise of their independence from management and the Company, and they have not participated in the preparation of the financial statements of the Company or any of our current subsidiaries at any time during the past three years. In addition, the Board of Directors has determined that each Audit Committee member satisfies the financial literacy requirements of Nasdaq and that Robert Feitler and Frederick P. Stratton, Jr. each qualify as “audit committee financial experts” within the meaning of applicable rules of the SEC.

Management has primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed our audited financial statements with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The Committee also discussed and reviewed with the independent registered public accounting firm all communications required under generally accepted auditing standards and the standards of the Public Company Accounting Oversight Board (“PCAOB”), and SEC rules. In addition, the independent registered public accounting firm provided to the Audit Committee the written disclosures required by PCAOB rules concerning independence. The Committee discussed with the independent registered public accounting firm their independence from management and the Company and considered the compatibility of non-audit services with the independent registered public accounting firm’s independence.

The Committee discussed with our independent registered public accounting firm the overall scope and plan for their audit. The Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examination, their evaluation of our internal controls, and the overall quality of our financial reporting. The Committee held four meetings during 2023.

Pre-Approval Policy

The Audit Committee has responsibility for recommending appointment of, setting compensation for, and overseeing the work of the independent registered public accounting firm. The Audit Committee must approve in advance the audit and permitted non-audit services to be provided by, and the fees to be paid to, the independent auditor, subject to the de minimis exceptions to pre-approval permitted by the rules of the SEC and Nasdaq for non-audit services. No fees were paid during 2023 to the independent registered public accounting firm pursuant to the de minimis exception to the foregoing pre-approval policy.

Report of Audit Committee

In connection with its function to oversee and monitor the financial reporting process of the Company, the Audit Committee has done the following (among other things):

●	reviewed and discussed with management our audited financial statements as of and for the fiscal year ended December 31, 2023;
●	discussed with Baker Tilly US, LLP, our independent registered public accounting firm, the matters required to be discussed by the PCAOB and SEC;
●	received and reviewed the written disclosures and the letter from Baker Tilly US, LLP required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and have discussed with them their independence; and
●	concluded that Baker Tilly US LLP’s provision of audit and non-audit services to the Company is compatible with their independence.

Based on the foregoing, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2023.

Frederick P. Stratton, Jr., Chairman
Tina Chang
Robert Feitler
Cory L. Nettles

Audit and Non-Audit Fees

The Audit Committee also reviewed the fees and scope of services provided to the Company by our independent registered public accounting firm for the years ended December 31, 2023 and 2022. Fees billed to us by Baker Tilly US, LLP for the years ended December 31, 2023 and 2022 are reflected in the following table.

	2023	2022
Audit Fees(a)	$445,000	$325,000
Audit-Related Fees(b)	26,000	26,000
Tax Fees(c)	—	—
All Other Fees	—	—
Total	$471,000	$351,000

(a)	Audit fees consisted of fees for professional services for the audit of our financial statements, review of financial statements included in our Form 10-Q filings and services that are normally provided in connection with statutory or regulatory filings or engagements. These fees also included the audit of our internal controls in accordance with Section 404 of the Sarbanes Oxley Act of 2002.
(b)	Audit-related fees consisted of fees for ERISA employee benefit plan audits.
(c)	Tax fees consisted of fees for professional services performed with respect to tax compliance, tax advice and tax planning.

There were no other fees billed by Baker Tilly US, LLP for services rendered to the Company, other than the services described above, in 2023 and 2022.

Other Governance Matters

We have not adopted a formal anti-hedging policy and do not prohibit directors, officers, and employees from entering into hedging transactions that are designed to reduce or eliminate the investment risk associated with owning Company securities. However, we strongly discourage directors, officers and employees from engaging in such transactions, and, to our knowledge, no hedging transactions involving Company securities have been entered into by these individuals.

Director Compensation

Our directors who are not also employees receive a quarterly cash retainer. The quarterly cash retainer was $9,000 in 2023. Non-employee directors are also eligible to receive equity awards. In 2023, each non-employee director received 1,000 shares of restricted stock and options to purchase 3,500 shares of common stock under the Weyco Group, Inc. 2017 Incentive Plan. The restricted stock awards vest ratably over four years and the stock options vest ratably over five years. The following table shows director compensation for the non-employee directors for 2023.

	Fees Earned or	Stock	Option	All Other
Name	Paid in Cash ($)	Awards ($)(1)	Awards ($)(2)	Compensation(3)	Total ($)
(a)	(b)	(c)	(d)	(g)	(h)
Thomas W. Florsheim	$36,000	$25,790	$23,205	$14,400	$99,395
Tina Chang	$36,000	$25,790	$23,205	$—	$84,995
Robert Feitler	$36,000	$25,790	$23,205	$—	$84,995
Cory L. Nettles	$36,000	$25,790	$23,205	$—	$84,995
Frederick P. Stratton, Jr.	$36,000	$25,790	$23,205	$—	$84,995

Notes:

(1)	Grant date fair value (which was calculated to be $25.79 per share) of the restricted stock granted on August 25, 2023, computed in accordance with Accounting Standards Codification Topic 718 (“ASC 718”). See Note 19 of the Notes to the Consolidated Financial Statements in our 2023 Annual Report on Form 10-K.
(2)	Grant date fair value (which was calculated to be $6.63 per option) of the stock options granted on August 25, 2023, computed in accordance with ASC 718 as calculated under the Black-Scholes option pricing model, as described in Note 19 to the Consolidated Financial Statements in our 2023 Annual Report on Form 10-K.
(3)	On December 28, 2000, a director and Chairman Emeritus of the Board, Thomas W. Florsheim, entered into a consulting agreement with the Company under which he agreed to act as advisor to the Company in connection with our acquisition and sale of products and materials. In accordance with this agreement, Thomas W. Florsheim was paid $14,400 in 2023.

As of December 31, 2023, each non-employee director had outstanding the following number of stock awards and option awards:

	Stock	Option
	Awards	Awards
Name	Outstanding	Outstanding
Thomas W. Florsheim	2,500	23,000
Tina Chang	2,500	22,300
Robert Feitler	2,500	23,000
Cory L. Nettles	2,500	23,000
Frederick P. Stratton, Jr.	2,500	23,000

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth total compensation of our named executive officers (“NEOs”) for the years ended December 31, 2023 and 2022.

								Non-equity
				Stock		Option		incentive plan		All other
Name and Principal Position	Year		Salary ($)	Awards ($)		Awards ($)		compensation		compensation ($)		Total ($)
(a)	(b)		(c)	(e)		(f)		(g)		(i)		(j)
Thomas W. Florsheim, Jr.	2023		$753,239	$38,685	(1)	$46,410	(3)	$508,436	(5)	$36,173	(6)	$1,382,943
Chairman and Chief Executive Officer	2022		$731,300	$43,245	(2)	$47,460	(4)	$493,628	(5)	$32,034	(6)	$1,347,667
John W. Florsheim	2023		$719,821	$38,685	(1)	$46,410	(3)	$485,879	(5)	$19,229	(6)	$1,310,024
President, Chief Operating Officer and Assistant Secretary	2022		$698,855	$43,245	(2)	$47,460	(4)	$471,727	(5)	$18,313	(6)	$1,279,600
Brian Flannery	2023		$397,000	$20,632	(1)	$25,857	(3)	$178,650	(5)	$14,576	(7)	$636,715
Vice President, and President of Stacy Adams Brand	2022	(8)	—	—		—		—		—		—

Notes:

(1)	This amount represents the grant date fair value ($25.79 per share) of the restricted stock granted on August 25, 2023, computed in accordance with ASC 718. See Note 19 of the Notes to the Consolidated Financial Statements in our 2023 Annual Report on Form 10-K. Restricted stock vests ratably over four years.
(2)	This amount represents the grant date fair value ($28.83 per share) of the restricted stock granted on August 25, 2022, computed in accordance with ASC 718. See Note 20 of the Notes to the Consolidated Financial Statements in our 2022 Annual Report on Form 10-K. Restricted stock vests ratably over four years.
(3)	This amount includes the grant date fair value of the stock option awards granted on August 25, 2023, using the fair value of $6.63 per option computed in accordance with ASC 718, as calculated under the Black-Scholes option pricing model as described in Note 19 to the Consolidated Financial Statements in our 2023 Annual Report on Form 10-K. Stock options vest ratably over five years and expire 10 years from grant date.
(4)	This amount includes the grant date fair value of the stock option awards granted on August 25, 2022, using the fair value of $6.78 per option computed in accordance with ASC 718, as calculated under the Black-Scholes option pricing model as described in Note 20 to the Consolidated Financial Statements in our 2022 Annual Report on Form 10-K. Stock options vest ratably over five years and expire 10 years from grant date.
(5)	These amounts reflect annual cash bonuses related to the achievement of Company-wide financial goals in 2023 and 2022 and were paid after each respective fiscal year end (December 31). A more detailed description of these bonuses is provided under “Non-Equity Incentive Plan Compensation” below.
(6)	All other compensation relates to the use of an automobile, life insurance premiums and 401(k) match contributions.
(7)	All other compensation relates to life insurance premiums and 401(k) match contributions.
(8)	Brian became a named executive officer in 2023. Therefore, Brian’s 2022 compensation data is not being reported.

Non-Equity Incentive Plan Compensation

Non-equity incentive plan compensation represents annual cash bonuses awarded pursuant to our 2017 Incentive Plan. Annual cash bonuses are based solely upon the achievement of Company-wide financial goals, established by the Compensation Committee. Bonuses are based on a set percentage of the executive’s salary, with a maximum bonus of 67.5% of salary for Thomas W. Florsheim, Jr. and John W. Florsheim, and 45.0% of salary for Brian Flannery.  For Thomas W. Florsheim, Jr. and John W. Florsheim, the 2023 annual cash bonus was based on specified earnings targets set by the former Corporate Governance and Compensation Committee. For Brian Flannery, the 2023 annual cash bonus was based on specified gross margin targets for the Stacy Adams division.  For 2023, Thomas W. Florsheim, Jr. and John W. Florsheim each received a maximum cash bonus equal to 67.5% of their base salaries, and Brian Flannery received a maximum cash bonus equal to 45.0% of his base salary. For 2022, Thomas W. Florsheim, Jr. and John W. Florsheim each received a maximum cash bonus equal to 67.5% of their base salaries.

Outstanding Equity Awards at December 31, 2023

		Option Awards				Stock Awards
							Market
		Number of	Number of			Number of	Value of
		Securities	Securities			Shares or	Shares or
		Underlying	Underlying			Units of	Units of
		Unexercised	Unexercised	Option	Option	Stock That	Stock That
		Options (#)	Options (#)	Exercise	Expiration	Have Not	Have Not
Name		Exercisable	Unexercisable(1)	Price ($)	Date	Vested (#)(2)	Vested ($)(3)
(a)	Grant Date	(b)	(c)	(e)	(f)	(g)	(h)
Thomas W. Florsheim, Jr.	8/25/2017	15,000		$27.94	8/25/2027
	8/23/2018	8,000		$37.22	8/23/2028
	8/14/2019	8,000	2,000	$23.38	8/14/2029
	8/26/2020	6,000	4,000	$18.00	8/26/2030	500	$15,680
	8/25/2021	4,000	6,000	$24.00	8/25/2031	1,000	$31,360
	8/25/2022	1,400	5,600	$28.83	8/25/2032	1,125	$35,280
	8/25/2023		7,000	$25.79	8/25/2033	1,500	$47,040
John W. Florsheim	8/25/2017	15,000		$27.94	8/25/2027
	8/23/2018	8,000		$37.22	8/23/2028
	8/14/2019	8,000	2,000	$23.38	8/14/2029
	8/26/2020	6,000	4,000	$18.00	8/26/2030	500	$15,680
	8/25/2021	4,000	6,000	$24.00	8/25/2031	1,000	$31,360
	8/25/2022	1,400	5,600	$28.83	8/25/2032	1,125	$35,280
	8/25/2023		7,000	$25.79	8/25/2033	1,500	$47,040
Brian Flannery	8/25/2017	7,500		$27.94	8/25/2027
	8/23/2018	4,000		$37.22	8/23/2028
	8/14/2019	4,800	1,200	$23.38	8/14/2029
	8/26/2020	3,600	2,400	$18.00	8/26/2030	250	$7,840
	8/25/2021	2,400	3,600	$24.00	8/25/2031	500	$15,680
	8/25/2022	780	3,120	$28.83	8/25/2032	600	$18,816
	8/25/2023		3,900	$25.79	8/25/2033	800	$25,088

Notes:

(1)	Option awards vest ratably over five years beginning on the first anniversary of the grant date.
(2)	Restricted stock awards vest ratably over four years beginning on the first anniversary of the grant date.
(3)	Amounts are calculated using the market value of our common stock on December 29, 2023, of $31.36.

All awards reflected in the above table were granted under our 2017 Incentive Plan.

Pension Benefits

The Company has a defined benefit pension plan which was frozen effective December 31, 2016. No benefits have been accrued under the plan subsequent to that date. The Company also has an unfunded supplemental pension plan for key executives so they may receive pension benefits which they would otherwise be prevented from receiving as a result of certain limitations of the Internal Revenue Code. Normal retirement benefits generally equal one and six-tenths of an employee’s average annual compensation multiplied by number of years of credited service, up to a maximum of 25 years. The plans provide for normal retirement at age 65 and provide for reduced benefits for early retirement beginning at age 55. Pension benefits are payable under a variety of options, to be selected by the retiree and are calculated under a formula that is integrated with Social Security, although the amounts determined under the formula are not reduced by Social Security benefits. Benefits under the supplemental plan are payable either in the form of an annuity or as a single lump-sum payment following the retiree’s termination of service. The normal retirement benefit is 1.6% of average compensation per year and is based on (i) the highest average earnings for any 5 consecutive years during the 10 calendar years ending December 31, 2016, (ii) length of service up to 25 years and (iii) the highest average covered compensation for Social Security purposes.

The foregoing describes the general formula under the defined benefit plan and related excess benefits plan as revised in 1997. Those salaried employees who were covered in the plans on January 1, 1989, and all officers (including the NEOs) who are Senior Vice Presidents or above are provided with the higher of the benefits described above or a minimum benefit based on a prior formula through the defined benefit plan, the unfunded excess benefits plan described above and an unfunded deferred compensation plan. The normal retirement benefit under the prior formula is based on the highest average earnings for any five consecutive years during the 10 calendar years preceding December 31, 2016 and length of service up to 25 years. The normal retirement benefit for officers (including the NEOs) who are Senior Vice Presidents or above is based on the highest average earnings for any five years during the 20 calendar years preceding December 31, 2016 and length of service up to 25 years. Minimum benefit amounts are not subject to any deduction for Social Security benefits. Under the excess benefits plan, upon a change in control, a lump sum benefit payment shall be made to each participant.

Employment Contracts and Potential Payments Upon Termination or Change of Control

The Company has entered into employment contracts with Thomas W. Florsheim, Jr. and John W. Florsheim whereby, for services to be rendered, their employment will continue until December 31, 2025, at salary levels to be determined and reviewed periodically. These contracts provide, among other things, that a lump sum amount equal to slightly less than three times the base amount compensation (as defined in Section 280G of the Internal Revenue Code) will be paid to Thomas W. Florsheim, Jr. and John W. Florsheim, respectively, as severance pay, in the event the Company terminates the executive’s employment without cause or the individual terminates his employment following a change of control of the Company. A “change of control” is defined in the employment agreements as: a change in control of more than 15% of the shares of the Company; the replacement of two or more directors by persons not nominated by the Board of Directors; any enlargement of the size of the Board of Directors if the change was not supported by the existing Board of Directors; a merger, consolidation or transfer of assets of the Company; or a substantial change in his responsibilities. In the event Thomas W. Florsheim, Jr. or John W. Florsheim is prevented from performing his duties by reason of permanent disability, the executive’s normal salary will be discontinued and a disability salary of 75% of the individual’s then-current salary will be paid until December 31, 2025.

Also, in the event Thomas W. Florsheim, Jr. or John W. Florsheim dies prior to the termination of his employment under the contract, a death benefit equal to his salary at the annual rate being paid to the executive at the date of death will be paid to a designated beneficiary for a three-year period. As of March 31, 2024, the annual salary of Thomas W. Florsheim, Jr. is $776,000 and John W. Florsheim’s annual salary is $741,000.

In accordance with the terms of the 2017 Incentive Plan and 2024 Incentive Plan, if a change of control should occur, all options and stock awards granted by the Company shall immediately vest.

Pay Versus Performance

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and certain financial performance of the Company.

	Summary		Average Summary	Average
	Compensation	Compensation	Compensation	Compensation	Value of Initial Fixed $100
	Table Total	Actually Paid	Table Total for	Actually Paid to	Investments based on Total	Net Income
Year	for PEO(1)	to PEO(2)	Non-PEO NEOs(3)	Non-PEO NEOs(4)	Shareholder Return(5)	(in Millions)(6)
(a)	(b)	(c)	(d)	(e)	(f)	(h)
2023	$1,382,943	$1,613,111	$973,370	$1,153,855	$146	$30.2
2022	$1,347,667	$1,360,466	$937,959	$948,056	$145	$29.5
(1)	The dollar amounts reported in column (b) are the amounts of total compensation reported for Tom Florsheim, Jr., our principal executive officer (“PEO”), for each corresponding year in the “Total” column of the Summary Compensation Table. Refer to “Executive Compensation — Summary Compensation Table.”
(2)	The dollar amounts reported in column (c) represent the amount of “compensation actually paid” to Tom Florsheim, Jr. as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Tom during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to Tom’s total compensation for each year to determine the compensation actually paid:

	Reported Summary			Compensation
	Compensation	Reported Value of	Equity Award	Actually Paid to
Year	Table Total for PEO	Equity Awards(a)	Adjustments(b)	PEO
2023	1,382,943	(85,095)	315,263	1,613,111
2022	1,347,667	(90,705)	103,504	1,360,466
(a)	The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for the applicable year.
(b)	The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following: (i) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards that are granted and vest in same applicable year, the fair value as of the vesting date; (iv) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on stock or option awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. The amounts deducted or added in calculating the equity award adjustments are as follows:

		Year over Year	Fair Value as of	Year over Year	Fair Value at the End	Value of Dividends or
		Change in Fair	Vesting Date of	Change in Fair	of the Prior Year of	other Earnings Paid on
		Value of	Equity Awards	Value of Equity	Equity Awards that	Stock or Option Awards
	Year End Fair	Outstanding and	Granted and	Awards Granted in	Failed to Meet	not Otherwise Reflected	Total Equity
	Value of Equity	Unvested Equity	Vested in the	Prior Years that	Vesting Conditions	in Fair Value or Total	Award
Year	Awards	Awards	Year	Vested in the Year	in the Year	Compensation	Adjustments
2023	$120,190	$152,915	$—	$37,459	$—	$4,699	$315,263
2022	$55,050	$(6,340)	$—	$50,390	$—	$4,404	$103,504

(3)	The dollar amounts reported in column (d) represent the average of the amounts reported for our NEOs as a group (excluding Tom Florsheim, Jr.) in the “Total” column of the Summary Compensation Table in each applicable year. The names of each of the NEOs (excluding Tom Florsheim, Jr.) included for purposes of calculating the average amounts in each applicable year are as follows: (i) for 2023, John W. Florsheim and Brian Flannery; and (ii) for 2022, John W. Florsheim and Kevin S. Schiff.
(4)	The dollar amounts reported in column (e) represent the average amount of “compensation actually paid” to the NEOs as a group (excluding Tom Florsheim, Jr.), as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the NEOs as a group (excluding Tom Florsheim, Jr.) during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to average total compensation for the NEOs as a group (excluding Tom Florsheim, Jr.) for each year to determine the compensation actually paid, using the same methodology described above in Note 2:

	Average Reported			Average
	Summary Compensation	Averaged Reported		Compensation
	Table Total for Non-PEO	Fair Value of Equity	Average Equity	Actually Paid to
Year	NEO’s	Awards	Award Adjustments(a)	Non-PEO NEOs
2023	$973,370	$(65,792)	$246,277	$1,153,855
2022	$937,959	$(70,106)	$80,203	$948,056
(a)	The amounts deducted or added in calculating the total average equity award adjustments are as follows:

			Average Fair		Average Fair Value	Average Value of
		Year over Year	Value as of	Year over Year	at the End of the	Dividends or other
		Change in Fair	Vesting Date of	Change in Fair	Prior Year of Equity	Earnings Paid on Stock
		Value of	Equity Awards	Value of Equity	Awards that Failed	or Option Awards not	Total
	Average Year	Outstanding and	Granted and	Awards Granted in	to Meet Vesting	Otherwise Reflected in	Average
	End Fair Value of	Unvested Equity	Vested in the	Prior Years that	Conditions in the	Fair Value or Total	Equity Award
Year	Equity Awards	Awards	Year	Vested in the Year	Year	Compensation	Adjustments
2023	$93,017	$120,429	$—	$29,303	$—	$3,528	$246,277
2022	$42,483	$(4,683)	$—	$39,101	$—	$3,302	$80,203

(5)	The cumulative total shareholder return (“TSR”) reported in column (f) is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the Company’s share price at the end and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period.
(6)	The dollar amounts reported in column (h) represent the amount of net income reflected in our audited financial statements for the applicable year.

OTHER INFORMATION

Transactions with Related Persons

Our written Code of Business Ethics provides that, except with the prior knowledge and consent of the Company, directors and employees are not permitted to have a financial interest in a supplier, competitor, or customer of the Company because of the potential conflicts of interest raised by such transactions. There is a limited exception for ownership of securities of a publicly traded corporation unless the investments are of a size as to have influence or control over the corporation. Our policies include no minimum size for this restriction on potential conflict of interest transactions. Actual or potential conflict of interest transactions or relationships are to be reported to our Chief Financial Officer or another officer of the Company. Waivers or exceptions for executive officers or directors may be granted only in advance and under exceptional circumstances and only by the Board of Directors or an appropriate committee. Transactions with related persons are also subject to our disclosure controls and procedures to ensure compliance with applicable laws and requirements of Nasdaq.

There were no transactions since the beginning of 2022, and there are no proposed transactions, in which the Company was or is to be a participant and the amount involved exceeds $120,000, and in which (a) any director, executive officer, director nominee, or immediate family member of a director, executive officer or nominee, or (b) any holder of 5% or more of our common stock or their immediate family members, had a direct or indirect material interest.

Method of Proxy Solicitation

The cost of solicitation of proxies will be borne by the Company. The officers of the Company may solicit proxies from some of the larger shareholders, which solicitation may be made by mail, telephone, or personal contacts; these officers will not receive additional compensation for soliciting such proxies. Request will also be made of brokerage houses and other custodians, nominees and fiduciaries to forward, at the expense of the Company, soliciting material to the beneficial owners of shares held of record by such persons.

Delinquent Section 16(a) Reports

Under the federal securities laws, our directors, executive officers, and any person holding more than 10% of our common stock are required to report their initial ownership of our common stock and any change in that ownership to the SEC. Specific due dates for these reports have been established, and we are required to disclose in this Proxy Statement any failure to timely file such reports by these dates during the last year.

We believe that all of these filing requirements were satisfied on a timely basis for the year ended December 31, 2023. In making these disclosures, we have relied solely on written representations of our directors and executive officers and copies of the reports they have filed with the SEC.

Other Matters

We have not been informed and are not aware of any other matters that will be brought before the meeting. However, proxies will be voted with discretionary authority with respect to any other matters that properly may be presented to the meeting.

Shareholder Proposals

Under Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shareholder proposals must be received by the Company no later than December 6, 2024 in order to be considered for inclusion in next year’s Annual Meeting proxy statement. Further, under the Company’s Guidelines and Criteria for Nomination of Director Candidates, shareholder recommendations for directors must be received by the Company no later than December 2, 2024, in order to be considered by the Nominating and Corporate Governance Committee for nomination and inclusion in next year’s Annual Meeting proxy statement. A proposal submitted outside of the Rule 14a-8 process will be considered untimely, and the Company may use discretionary voting authority for any proposal that may be raised at next year’s Annual Meeting unless the proponent notifies the Company of the proposal not later than February 19, 2025. To comply with the universal proxy rules for the 2025 annual meeting of shareholders, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must generally provide notice in accordance with Rule 14a-19 under the Exchange Act by March 8, 2025.

WEYCO GROUP, INC.

April 5, 2024 Milwaukee, Wisconsin	JUDY ANDERSON Secretary

Appendix A

WEYCO GROUP, INC.
2024 INCENTIVE PLAN

1.Introduction.
(a)	Purposes. The purposes of the 2024 Incentive Plan are to provide a means to attract and retain talented personnel and to provide to participating Directors, officers and other salaried Employees long-term incentives for high levels of performance and for successful efforts to improve the financial performance of the corporation. These purposes may be achieved through the grant of options to purchase Common Stock of Weyco Group, Inc., Restricted Stock, Restricted Stock Units, Performance Shares and/or Cash Incentive Awards, as described below.
(b)	Effect on Prior Plan. If the 2024 Plan is approved by shareholders, no further Awards will be granted under the Weyco Group, Inc. 2017 Incentive Plan (the “Prior Plan”). Awards granted previously under the Prior Plan will remain in effect until they have been exercised or have expired. The awards shall be administered in accordance with their terms and the Prior Plan.
2.Definitions.
(a)	“1934 Act” means the Securities Exchange Act of 1934, as it may be amended from time to time.
(b)	“Award” means an Incentive Stock Option, Non-Qualified Stock Option, Restricted Stock, Performance Unit, Performance Share or Cash Incentive Award grant, as appropriate.
(c)	“Award Agreement” means the agreement between the Corporation and the Grantee specifying the terms and conditions applicable to Awards granted thereunder.
(d)	“Board” means the Board of Directors of Weyco Group, Inc.
(e)	“Cash Incentive Award” means a cash incentive, as described in Article 16 herein.
(f)	“Cause” means, except as may otherwise be provided in a then-effective written agreement (including an Award Agreement) between a Grantee and the Corporation or Subsidiary or in any Corporation severance policy to which a Grantee is subject, in the judgment of the Committee with respect to any Grantee shall have the same meaning as in any employment agreement between the Corporation and such Grantee, if any, and otherwise shall mean termination of a Grantee’s employment with the Corporation upon, as applicable: (1) failure of the Grantee to substantially perform his or her duties with the Corporation (other than by reason of illness) which occurs after the Corporation has delivered to the Grantee a demand for performance which specifically identifies the manner in which the Corporation believes the Grantee has failed to perform his or her duties, and the Grantee fails to resume performance of his or her duties on a continuous basis within fourteen (14) days after receiving such demand; (2) such Grantee’s commission of a material violation of any law or regulation applicable to the Corporation or a Subsidiary or the Grantee’s activities in respect of the Corporation or a Subsidiary; (3) such Grantee’s commission of any material act of dishonesty or disloyalty involving the Corporation or a Subsidiary; (4) in the case of an Employee, such Grantee’s chronic unexcused absence from work other than by reason of a serious health condition; (5) such Grantee’s commission of a crime which substantially relates to the circumstances of his or her position with the Corporation or a Subsidiary or which has or is reasonably likely to cause a material adverse effect on the Corporation or a Subsidiary; or (6) the willful engaging by such Grantee in conduct which is or is reasonably likely to be demonstrably and materially injurious to the Corporation or a Subsidiary.
(g)	“Change of Control” shall occur: (1) if any person or group of persons (as defined in Section 13(d)(3) of the Securities and Exchange Act of 1934 and regulations thereunder), other than the group consisting of members of the family of Thomas W. Florsheim and their descendants or trusts for their benefit (the “Florsheim Group”), directly or indirectly controls in excess of 15% of the voting power of the outstanding common stock of the Corporation; (2) in the event of the consolidation or merger of the Corporation with or into another corporation or entity which is not a wholly owned Subsidiary of the Corporation; (3) in the event of the sale or transfer of all or substantially all of the operating assets of the Corporation; (4) in the event of the replacement of a majority of the existing members of the Corporation’s Board of Directors by persons not nominated by the Board of Directors or the Florsheim Group, or (5) in the event of any amendment to Section 2 of Article III of the Corporation’s bylaws to enlarge the number of the Directors of the Corporation if the change was not supported by the existing Board of Directors or the Florsheim Group; provided, however, notwithstanding the foregoing, to the extent that an Award under the Plan is subject to the requirements of Code Section 409A and Change of Control is a payment trigger, a Change of Control shall occur upon the occurrence of any of the following events: (1) the sale, lease, exchange, encumbrance or other disposition (other than licenses that do not constitute an effective disposition of all or substantially all of the assets of the Corporation and its Subsidiaries taken as a whole, and the grant of security interests in the ordinary course of business) by the Corporation of all or substantially all of the Corporation’s assets; (2) the merger or consolidation of the Corporation with or into any other entity, other than a merger or consolidation that would result in the Common Stock of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its sole parent entity) more than fifty percent (50%) of the total voting power represented by the voting securities of the Corporation or such surviving entity or its sole parent entity outstanding immediately after such merger or consolidation; or (3) a complete liquidation or dissolution of the Corporation. Notwithstanding any of the foregoing, however, in any circumstance or transaction in which compensation resulting from or in respect of an Award would result in the imposition of an additional tax under Code Section 409A if the foregoing definition of “Change in Control” were to apply, but would not result in the imposition of any additional tax if the term “Change in Control” were defined herein to mean a “change in control event” within the meaning of Treasury Regulation Section 1.409A-3(i)(5), then “Change in Control” shall mean a “change in control event” within the meaning of Treasury Regulation Section 1.409A-3(i)(5), but only to the extent necessary to prevent such compensation from becoming subject to an additional tax under Code Section 409A.
(h)	“Code” means the Internal Revenue Code of 1986, as it may be amended from time to time.
(i)	“Committee” means the Compensation Committee of the Board, or any other committee the Board may subsequently appoint to administer the Plan, as herein described.
(j)	“Common Stock” or “Stock” means the common stock of the Corporation.

(k)	“Corporation” means Weyco Group, Inc.
(l)	“Director” means any individual who is a member of the Board.
(m)	“Disability” means a disability as determined by the Social Security Administration or the claims administrator of a disability plan maintained by the Corporation or a Subsidiary that(a) a Grantee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (b) a Grantee is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Grantee’s employer.
(n)	“Employee” means any individual performing services for the Corporation or a Subsidiary and designated as an Employee of the Corporation or the Subsidiary on its payroll records. An Employee shall not include any individual during any period he or she is classified or treated by the Corporation or Subsidiary as an independent contractor, a consultant or an employee of an employment, consulting or temporary agency or any other entity other than the Corporation or Subsidiary, without regard to whether such individual is subsequently determined to have been, or is subsequently retroactively reclassified, as a common-law employee of the Corporation or Subsidiary during such period. An individual shall not cease to be an Employee in the case of (i) any leave of absence approved by the Corporation or (ii) transfers between locations of the Corporation or among the Corporation or any Subsidiary.
(o)	“Fair Market Value” means for purposes of the Plan on any date, if the Stock is then listed and traded on a registered national securities exchange, or is quoted in the NASDAQ National Market System, the closing price reported for such date or, if such date is not a business day or if no sales of the Stock shall have been reported with respect to such date, the next preceding business date with respect to which sales were reported.
(p)	“Grant Date” means the date on which an Award is deemed granted, which shall be the date on which the Committee authorizes the Award or such later date as the Committee shall determine in its sole discretion.
(q)	“Grantee” means an individual who has been granted an Award.
(r)	“Incentive Stock Option” means an option that is intended to meet the requirements of Section 422 of the Code and regulations thereunder.
(s)	“Non-Qualified Stock Option” means an option other than an Incentive Stock Option.
(t)	“Option” means an Incentive Stock Option or Non-Qualified Stock Option, as appropriate.
(u)	“Performance Goal” means a performance goal established by the Committee prior to the grant of an Award that is based on the attainment of goals relating to one or more of the following business criteria measured on an absolute basis or in terms of growth or reduction: net income (pre-tax or after-tax and with adjustments as stipulated), earnings per share, return on equity, return on capital employed, return on assets, return on tangible book value, operating income, earnings before depreciation, interest, taxes and amortization (EBDITA), loss ratio, expense ratio, increase in stock price, total shareholder return, economic value added and operating cash flow. The Committee may establish other subjective or objective performance goals, including individual goals, which it deems appropriate.
(v)	“Performance Share” means an Award granted to an individual, as described in Article 15 herein.
(w)	“Plan” means the Weyco Group, Inc. 2024 Incentive Plan as set forth herein, as it may be amended from time to time.
(x)	“Rule 16b-3” means Rule 16b-3 promulgated under the 1934 Act, and any future regulation amending or superseding such regulation.
(y)	“Restricted Stock” means shares of Common Stock that are subject to restrictions established by the Committee.
(z)	“Restricted Stock Unit” means an award granted to an individual to issue shares of Common Stock in the future if specified conditions established by the Committee are satisfied.
(aa)	“Subsidiary” means any corporation more than 50 percent of whose total combined voting stock of all classes is held by the Corporation or by another corporation qualifying as a Subsidiary within this definition.
(bb)	“Termination of Service” means the following: (1) for an Employee, the date on which the Employee is no longer an Employee; and (2) for a Non-Employee director, the date on which the Non-Employee Director is no longer a member of the Board. With respect to any payment of an Award subject to Code Section 409A, a Termination of Service shall mean a “separation from service” within the meaning of Code Section 409A.
3.Shares Subject to Award.

Awards may be made under the Plan only with respect to the number of shares of Common Stock which does not exceed 1,500,000 shares in the aggregate.  For example, if Performance Shares are issued with respect to 700,000 shares of Common Stock, then only 800,000 shares remain available for the purpose of making other Awards under the Plan.  No individual may be granted an Award or Awards covering, in the aggregate, more than 90,000 shares in any calendar year.  The aggregate number of shares of Common Stock available under the Plan shall be subject to adjustment as set forth in Article 18 hereunder.  Shares issued under the Plan may come from authorized but unissued shares, from treasury shares held by the Corporation, from shares purchased by the Corporation on an open market for such purpose, or from any combination of the foregoing.  If any Award granted under this Plan is canceled, terminates, expires, or lapses for any reason, any shares subject to such Award shall again be available for the grant of an Award under the Plan.

4.Administration of the Plan.
4.1The Committee.  The Plan shall be administered by the Compensation Committee of the Board or by any other Committee appointed by the Board consisting of not less than two (2) Directors and who are not Employees of the Corporation.  The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board of Directors.  It is intended that at all times, the Committee shall be comprised solely of Directors who are Non-Employee Directors, as defined in Rule 16b-3.

4.2Authority of Committee.  The Committee shall have full and final authority, in its discretion, but subject to the express provisions of the Plan to:
(a)	grant Awards, to determine the terms of each Award, the individuals to whom, the number of shares subject to, and the time or times at which, Awards shall be granted;
(b)	interpret the Plan;
(c)	prescribe, amend and rescind rules and regulations relating to the Plan;
(d)	determine the terms and provisions of the respective agreements (which need not be identical) by which Awards shall be evidenced, provided however, that the minimum vesting schedule for any Award shall be two (2) years, except that such vesting conditions may be waived as deemed appropriate by the Board in consideration of non-U.S. tax law;
(e)	cancel with the consent of the holder outstanding Awards and to grant new Awards, as appropriate, in substitution therefore;
(f)	make all other determinations deemed necessary or advisable for the administration of the Plan;
(g)	require withholding from or payment by a Grantee of any federal, state or local taxes;
(h)	impose, on any Grantee, such additional conditions, restrictions and limitations upon exercise and retention of Awards as the Committee shall deem appropriate;
(i)	treat any Grantee who retires as a continuing Employee for purposes of the Plan; and
(j)	modify, extend or renew any Award previously granted; provided, however, that this provision shall not provide authority to reprice Options to a lower exercise price.
4.3Committee of Procedures.  Any action of the Committee with respect to the administration of the Plan shall be taken pursuant to a majority vote or by the unanimous written consent of its members.  The Committee may delegate all or any part of its responsibilities and powers to any executive officer or officers of the Corporation selected by it.  Any such delegation may be revoked by the Board or by the Committee at any time.
4.4Decisions Binding.  All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders or resolutions of the Board of Directors shall be final, conclusive, and binding on all persons, including the Corporation, its stockholders, Employees, Plan participants, and their estates and beneficiaries.
5.Option Participation.

Options may be granted to Directors, officers and salaried Employees of the Corporation and any of its Subsidiaries; provided, however, that a maximum of 1,500,000 shares of Common Stock may be issued pursuant to the exercise of Incentive Stock Options.  In selecting the individuals to whom Options shall be granted, as well as in determining the number of Options granted, the Committee shall take into consideration such factors as it deems relevant to accomplish the purposes of the Plan.  A Grantee may, if he is otherwise eligible, be granted an additional Option or Options if the Committee shall so determine.

6.Granting of Options.

The officers of the Corporation are authorized and directed, upon receipt of notice from the Committee of the granting of an Option, (or other Award), to sign and deliver on behalf of the Corporation, by mail or otherwise, to the Grantee an Option (or other Award) upon the terms and conditions specified under the Plan and in the form of the Award Agreement.  The Award Agreement shall be dated and signed by an officer of the Corporation as of the date of approval of the granting of an Option (or other Award) by the Committee.

7.Option Price.

The purchase price of the Common Stock covered by each Option shall be not less than the Fair Market Value of such Stock on the Grant Date.  Such price shall be subject to adjustment as provided in Article 18 hereof.

8.Option Designation.

At the time of the grant of each Option, the Committee shall designate the Option as (a) an Incentive Stock Option or (b) a Non-Qualified Stock Option, as described in Sections (a) and (b) below, respectively.

(a)	Incentive Stock Options: Any Option designated as an Incentive Stock Option shall comply with the requirements of Section 422 of the Code, including the requirement that incentive stock options may only be granted to individuals who are employed by the Corporation, a parent or a Subsidiary corporation of the Corporation. If an Option is so designated, the Fair Market Value (determined as of the Grant Date) of the shares of Stock with respect to which that and any other Incentive Stock Option first becomes exercisable during any calendar year under this Plan or any other stock option plan of the Corporation or its affiliates shall not exceed $100,000; provided, however, that the time or times of exercise of an Incentive Stock Option may be accelerated pursuant to Article 11, 12 or 18 hereof, and, in the event of such acceleration, such Incentive Stock Option shall be treated as a Non-Qualified Option to the extent that the aggregate Fair Market Value (determined as of the Grant Date) of the shares of stock with respect to which such Option first becomes exercisable in the calendar year (including Options under this Plan and any other Plan of the Corporation or its affiliates) exceeds $100,000, the extent of such excess to be determined by the Committee taking into account the order in which the Options were granted, or such other factors as may be consistent with the requirements of Section 422 of the Code and rules promulgated thereunder. Furthermore, no Incentive Stock Option shall be granted to any individual who, immediately before the Option is granted, directly or indirectly owns (within the meaning of Section 424(d) of the Code, as amended) shares representing more than 10% of the total combined voting power of all classes of stock of the Corporation or its subsidiaries, unless, at the time the option is granted, and in accordance with the provisions of Section 422, the option price is 110% of the Fair Market Value of shares of Stock subject to the Option and the Option must be exercised within 5 years of the Grant Date.
(b)	Non-Qualified Stock Options: All Options not subject to or in conformance with the additional restrictions required to satisfy Section 422 shall be designated Non-Qualified Stock Options.
9.Non-transferability of Options.

Any Option granted hereunder shall, by its terms, be non-transferable by a Grantee other than by will or the laws of descent and shall be exercisable during the Grantee’s lifetime solely by the Grantee or the Grantee’s duly appointed guardian or personal representative.  Notwithstanding the foregoing, the Committee may permit a Grantee to transfer a Non-Qualified Stock Option to a family member or a trust or partnership for the benefit of a family member, in accordance with rules established by the Committee.

10.Substituted Options.

In the event the Committee cancels any Option granted under this Plan, and a new Option is substituted therefore, the Grant Date of the canceled Option (except to the extent inconsistent with the restrictions described in Article 8(a), if applicable) shall be the date used to determine the earliest date for exercising the new substituted Option under Article 11 hereunder so that the Grantee may exercise the substituted Option at the same time as if the Grantee had held the substituted Option since the Grant Date of the canceled Option.  Except in connection with a corporate transaction involving the Corporation (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding Options may not be amended to reduce the exercise price of outstanding Options or cancel outstanding Options in exchange for cash, other awards or Options with an exercise price that is less than the exercise price of the original Options without stockholder approval.  Nothing in this Section 10 shall provide authority to substitute Options in a manner that will have the effect of repricing Options to a lower exercise price.

11.Exercise and Term of Option.

The Committee shall have the power to set the time or times within which each Option shall be exercisable, and to accelerate the time or times of exercise, provided that no Option granted under this Plan may be exercised prior to shareholder approval of the Plan.  No Option may be exercised if in the opinion of counsel for the Corporation the issuance or sale of Stock or payment of cash by the Corporation, as appropriate, pursuant to such exercise shall be unlawful for any reason, nor after the expiration of 10 years from the Grant Date.  In no event shall the Corporation be required to issue fractional shares upon the exercise of an Option.  Although the Corporation intends to exert its best efforts so that the Stock purchasable upon the exercise of an Option, when it first comes exercisable, will be registered under, or exempt from the registration requirements of, the federal Securities Act of 1933 (the “Act”) and any applicable state securities laws, if the exercise of an Option would otherwise result in the violation by the Corporation of any provision of the Act or of any state securities law, the Corporation may require that such exercise be deferred until the Corporation has taken appropriate action to avoid any such violation.

12.Effect of Termination of Employment, Disability or Death.

Unless otherwise provided herein or in a specific Option Agreement which may provide longer or shorter periods of exercisability, no Option shall be exercisable after the expiration of the earliest of

(i)	in the case of an Incentive Stock Option:
(1)	10 years from the date the option is granted, or five years from the date the option is granted to an individual owning (after the application of the family and other attribution rules of Section 424(d) of the Code) at the time such option was granted, more than 10% of the total combined voting power of all classes of stock of the Corporation;
(2)	three months after the date the Grantee ceases to perform services for the Corporation or its Subsidiaries, if such cessation is for any reason other than death, Disability, or Cause;

(3)	one year after the date the Grantee ceases to perform services for the Corporation or its Subsidiaries, if such cessation is by reason of death or Disability; or
(4)	the date the Grantee ceases to perform services for the Corporation or its Subsidiaries, if such cessation is for Cause, as determined by the Board or the Committee in its sole discretion;
(ii)	in the case of a Nonqualified Stock Option:
(1)	10 years from the date of grant;
(2)	ninety days after the date the Grantee ceases to perform services for the Corporation or its Subsidiaries, if such cessation is for any reason other than death, Disability or Cause;
(3)	one year after the date the Grantee ceases to perform services for the Corporation or its Subsidiaries, if such cessation is by reason of death or Disability; or
(4)	the date the Grantee ceases to perform services for the Corporation or its Subsidiaries, if such cessation is for Cause, as determined by the Board or the Committee in its sole discretion;

Provided, that, unless otherwise provided in a specific grant agreement or determined by the Committee, an Option shall only be exercisable for the periods above following the date an optionee ceases to perform services to the extent the option was exercisable on the date of such cessation.  Notwithstanding the foregoing, no Option shall be exercisable after the date of expiration of its term.  In the event of Grantee’s death, the person or persons to whom the Option is transferred by will or the laws of descent and distribution with respect to an Incentive Stock Option or the Grantee’s beneficiary designated under Section 21 of the Plan shall be the person or persons who may exercise the Option to the extent the Grantee was entitled to do so.

13.Method of Exercise.

To the extent that the right to purchase shares pursuant to an Option has accrued hereunder, such Option may be exercised from time to time by written notice to the Corporation stating the number of shares being purchased and accompanied by the payment in full of the Option price for such shares.  Such payment shall be made in cash or, with the approval of the Committee, by surrendering to the Corporation shares of Stock otherwise receivable upon exercise of an Option or by delivery of outstanding shares of the Common Stock which the Grantee, the Grantee’s spouse or both have beneficially owned for at least six months prior to the time of exercise, or in combinations thereof.  If shares of Common Stock are used in part or full payment for the shares to be acquired upon exercise of the Option, such shares shall be valued for the purpose of such exchange as of the date of exercise of the Option at a price not exceeding the Fair Market Value of the shares.

14.Restricted Stock Awards.

The Committee may, in its discretion, grant Restricted Stock to Directors, officers and salaried Employees of the Corporation and any of its subsidiaries.  Restricted Stock Awards may consist of shares issued subject to forfeiture if specified conditions are not satisfied (“Restricted Stock Shares”) or agreements to issue shares of Common Stock in the future if specified conditions are satisfied (“Restricted Stock Units”).  The Committee may condition the grant of Restricted Stock upon the attainment of Performance Goals.  The Committee may also condition the grant of Restricted Stock Awards upon such other conditions, restrictions and contingencies as the Committee may determine.  The provisions of Restricted Stock Awards need not be the same with respect to each recipient.  Restricted Stock Awards shall be subject to the following terms and conditions:

(a)	Each Restricted Stock Award shall be confirmed by, and be subject to the terms of, an Award Agreement identifying the restrictions applicable to the Award.
(b)	Until the applicable restrictions lapse or the conditions are satisfied, the Grantee shall not be permitted to sell, assign, transfer, pledge or otherwise encumber the Restricted Stock Award.
(c)	Except to the extent otherwise provided in the applicable Award Agreement and (d) below, the portion of the Restricted Stock Award still subject to restriction shall be forfeited by the Grantee upon termination of the Grantee’s service for any reason.
(d)	In the event of hardship or other special circumstances of a Grantee whose service is terminated (other than for Cause), the Committee may waive in whole or in part any or all remaining restrictions with respect to such Grantee’s Restricted Stock Award.
(e)	If and when the applicable restrictions lapse on Restricted Stock, any such restrictions shall be removed from book entries for such shares.
(f)	A Grantee receiving an Award of Restricted Stock shall have the right to vote the shares. Any cash dividends on shares of Restricted Stock shall be accumulated by the Corporation and paid to the Grantee when and if the shares vest; provided that the Committee may elect to pay cash dividends on unvested shares of Restricted Stock to the Grantee currently. Any dividends payable in stock shall be paid in the form of additional Restricted Stock Shares.
(g)	A Grantee receiving an Award of Restricted Stock Units shall not be deemed the holder of any shares covered by the Award, or have any rights as a shareholder with respect thereto, until such shares are issued to him/her; provided, however, except as otherwise provided in an Award Agreement, whenever dividends are paid or distributions are made with respect to shares of Stock, dividend equivalents shall be credited on all Restricted Stock Units awarded to and held by a Grantee as of the record date for such dividend or distribution. Such dividend equivalents shall be credited in the form of additional Restricted Stock Units in a number determined by dividing the aggregate value of such dividend equivalents by the Fair Market Value of a share of Stock at the payment date of such dividend or distribution.
15.Performance Shares.
15.1Grant of Performance Shares.  Subject to the terms of the Plan, Performance Shares may be granted to Directors, officers and salaried Employees at any time and from time to time, as shall be determined by the Committee.
15.2Value of Performance Shares.  Each Performance Share shall have an initial value equal to the Fair Market Value of a share of Common Stock on the date of grant.  The Committee shall set Performance Goals in its discretion which, depending on the extent to which they are met, will determine the number of Performance Shares that will be paid out to Grantees.  The time period during which the Performance Goals must be met shall be called a “Performance Period.”

15.3Earning of Performance Shares.  After the applicable Performance Period has ended, the Grantee shall be entitled to receive payout on the number of Performance Shares earned by the Grantee over the Performance Period, to be determined as a function of the extent to which the corresponding Performance Goals have been achieved.
15.4Form and Timing of Payment of Performance Shares.  Except as otherwise provided in an Award Agreement, payment of earned Performance Shares shall be made in a single lump sum, within forty-five (45) calendar days following the close of the applicable Performance Period, in the form of shares of Common Stock.
15.5Non-transferability.  Performance Shares may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.  Further, a Grantee’s rights under the Plan shall be exercisable during the Grantee’s lifetime only by the Grantee or the Grantee’s legal representative.
16.Cash Incentive Awards.

The Committee may, in its discretion, grant Cash Incentive Awards to officers and salaried employees of the Corporation.  The Committee shall determine the officers and salaried employees to whom and the time or times at which Cash Incentive Awards shall be granted, and the conditions upon which such Awards will be paid.  Cash Incentive Awards under the Plan will be based upon the attainment of one or more preestablished, objective Performance Goals.  Performance Goals shall be based on one or more business criteria that apply to the individual, a business unit, or the Corporation as a whole.  The maximum Cash Incentive Award payable to an employee in any fiscal year shall not exceed $1,000,000.  This Plan does not limit the authority of the Corporation, the Board or the Committee, or any Subsidiary to award bonuses or authorize any other compensation to any person.

17.Withholding.
(a)	The Corporation shall have the power and the right to deduct or withhold, or require a Grantee to remit to the Corporation, an amount sufficient to satisfy Federal, state, and local taxes (including the Grantee’s FICA obligation) required by law to be withheld with respect to any taxable event arising or as a result of this Plan.
(b)	With respect to withholding required upon the exercise of Options, upon the lapse of restrictions on Restricted Stock or upon any other taxable event hereunder, Grantees may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Corporation withhold shares of Stock having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax which could be imposed on the transaction. Notwithstanding the foregoing, in the case of a Grantee subject to the reporting requirements of Section 16(a) of the 1934 Act, no such election shall be effective unless made in compliance with any applicable requirements of Rule 16b-3.
18.Effect of Change in Stock Subject to Plan.

In the event of a reorganization, recapitalization, stock split, stock dividend, merger, consolidation, rights offering or like transaction, the Committee shall make or provide for proportionate adjustments, including without limitation, to any applicable Performance Goals, to the number of and class of shares which may be delivered under the Plan, and to the number and class of and/or price of shares subject to outstanding Awards granted under the Plan; provided, however, in the event of  the merger or consolidation of the Corporation with or into another corporation or corporations in which the Corporation is not the surviving corporation,  the adoption of any plan for the dissolution of the Corporation, or the sale or exchange of all or substantially all the assets of the Corporation for cash or for shares of stock or other securities of another corporation, all Awards (other than Cash Incentive Awards) shall be deemed fully vested, exercised and/or payable, as the case may be, and, in lieu of any other transfer of cash or property hereunder with respect to Options, Performance Shares and Restricted Stock Units, cash equal to the amount, if any, which would otherwise have been attained as a result of such deemed vesting, exercise and/or payment event shall be paid to the Grantee.

Notwithstanding anything to the contrary, in the event a Change of Control should occur, all Awards (other than Cash Incentive Awards) granted hereunder to a Grantee shall become immediately vested.

The determination of the Committee as to the foregoing adjustments set forth in this Section 18, if any, shall be made in accordance with Code Sections 409A, to the extent applicable, and shall be conclusive and binding on Grantees under the Plan.

19.Forfeiture and Recovery of Awards.
(a)	The Committee may specify in an Award Agreement that the Grantee’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable treatment of an Award.
(b)	Awards and any compensation directly attributable to Awards shall be subject to forfeiture, recovery by the Corporation or other action pursuant to any compensation recovery policy adopted by the Board or the Committee at any time, including in accordance with the Corporation’s Executive Officer Compensation Recovery Policy (as may be modified from time to time), or as otherwise required by law and any Award Agreement may be unilaterally amended by the Committee to comply with any such compensation recovery.
20.No Employment or Retention Agreement Intended.

Neither the establishment of, nor the awarding of Awards under this Plan shall be construed to create a contract of employment or service between any Grantee and the Corporation or its subsidiaries; nor does it give any Grantee the right to continued service in any capacity with the Corporation or its subsidiaries or limit in any way the right of the Corporation or its subsidiaries to discharge any Grantee at any time and without notice, with or without Cause, or to any benefits not specifically provided by this Plan, or in any manner modify the Corporation’s right to establish, modify, amend or terminate any profit sharing or retirement plans.  Transfer of an Employee from the Corporation to a Subsidiary or from a Subsidiary to the Corporation or another Subsidiary shall not be a termination of employment or an interruption of continuous employment for the purposes of the Plan.

21.Beneficiary Designation.

Each Grantee may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan (other than an Incentive Stock Option) is to be paid in case of the Grantee’s death before the Grantee receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Grantee, shall be in a form prescribed by the Committee, and shall be effective only when filed by the Grantee in writing with the Company during the Grantee’s lifetime. In the absence of any such beneficiary designation, benefits remaining unpaid or rights remaining unexercised at the Grantee’s death shall be paid to or exercised by the Grantee’s executor, administrator or legal representative.

22.Shareholder Rights.

Grantee shall not, by reason of any Options, Restricted Stock Units or Performance Shares granted hereunder, have any right of a shareholder of the Corporation with respect to the shares covered by Grantee’s Options, Restricted Stock Units or Performance Shares until shares of Stock have been issued to him.

23.Controlling Law.

The law of the State of Wisconsin, except its law with respect to choice of law, shall be controlling in all matters relating to the Plan.

24.Indemnification.

In addition to such other rights of indemnification as they may have, the members of the Committee and other Corporation Employees administering the Plan and the Board members shall be indemnified by the Corporation against the reasonable expenses, including attorneys’ fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Award granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Corporation) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such member acted in bad faith in the performance of his duties; provided that within 20 days after institution of any such action, suit or proceeding, the member shall in writing offer the Corporation the opportunity, at its own expense, to handle and defend the same.

25.Use of Proceeds.

The proceeds from the sale of shares of Common Stock pursuant to Options granted under the Plan shall constitute general funds of the Corporation.

26.Amendment of the Plan.

The Board may from time to time amend, modify, suspend or terminate the Plan; provided, however, that no such action shall be taken without shareholder approval if shareholder approval is required pursuant to rules promulgated by any stock exchange or quotation system on which shares of Stock are listed or quoted or by applicable U.S. state corporate laws or regulations, or U.S. federal laws or regulations.

27.Effective Date of Plan.

The Plan shall become effective on the date approved by the shareholders of the Corporation (the “Effective Date”).

28.Termination of the Plan.

The Plan shall terminate ten years following the Effective Date, and no Awards shall be granted after such date under the Plan; provided, however, that the Plan shall terminate at such earlier time as the Board may determine.  Any such termination, either partially or wholly, shall not affect any Awards then outstanding under the Plan.

29.Compliance with Code Section 409A.

To the extent that a benefit under the Plan is subject to the requirements of Code Section 409A, it is intended that the Plan, as applied to that benefit, comply with the requirements of Code Section 409A, and the Plan shall be so administered and interpreted. The Board or Committee may make any changes required to conform the Plan and any Awards with applicable Code provisions and administrative guidance relating to Code Section 409A.

Signature of Shareholder Date: Signature of Shareholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. 1. Election of Directors for their respective terms: O Tina Chang O Robert Feitler O John W. Florsheim O Thomas W. Florsheim O Thomas W. Florsheim, Jr. O Cory L. Nettles O Frederick P. Stratton, Jr. 2. Ratification of the appointment of Baker Tilly US, LLP as independent registered public accountants for 2024. 3. Approval of the Weyco Group, Inc. 2024 Incentive Plan. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. The shares represented by this proxy will be voted “FOR” Proposals 1 through 3 if no instruction to the contrary is indicated, or if no direction is given. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE. FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: NOMINEES: PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x Please detach along perforated line and mail in the envelope provided. 20730300000000000000 9 050724 FOR AGAINST ABSTAIN ANNUAL MEETING OF SHAREHOLDERS OF WEYCO GROUP, INC. May 7, 2024 COMMON STOCK NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS: The Notice of Meeting and Proxy Statement including proxy card are available on the Company's website at https://www.weycogroup.com/home/investor.html Please sign, date and mail your proxy card in the envelope provided as soon as possible. GO GREEN e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via https://equiniti.com/us/ast-access to enjoy online access. FOR AGAINST ABSTAIN

0 ------------------ . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ---------------- 14475 COMMON STOCK PROXY WEYCO GROUP, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints Thomas W. Florsheim, Jr. and John W. Florsheim or either of them, proxies with full power of substitution, to vote at the Annual Meeting of Shareholders of Weyco Group, Inc. (the "Company") to be held on May 7, 2024 at 10:00 A.M., local time and at any adjournment thereof, hereby revoking any proxies heretofore given, to vote all shares of common stock of the Company held or owned by the undersigned as directed on the reverse, and in their discretion upon such other matters as may come before the meeting. (To be Signed on Reverse Side) SEE REVERSE SIDE 1.1